SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2019

CASI PHARMACEUTICALS, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-20713	58-1959440
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

9620 Medical Center Drive, Suite 300

Rockville, Maryland

(Address of principal executive offices)

20850

(Zip code)

(240) 864-2600

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 7, 2019, CASI Pharmaceuticals, Inc., a Delaware corporation (“CASI” or the “Company”), entered into a three-year Exclusive Distribution Agreement (the “Agreement”), effective as of March 5, 2019, with China Resources Guokang Pharmaceuticals Co., Ltd, a company of limited liability, established and existing under the laws of the People’s Republic of China (“CRGK”) and CASI Pharmaceuticals (Beijing) Co., Ltd. (also known as CASI (Beijing) Biopharmaceuticals Technology Co., Ltd.), a company of limited liability, incorporated and existing under the laws of the People’s Republic of China and a wholly owned subsidiary of the Company (“CASI China”). Under the terms of the Agreement, CASI appointed CRGK on an exclusive basis as its sole distributor for the sale of Melphalan Hydrochloride for Injection (EVOMELA®) (the “Product”) in the territory of the People’s Republic of China (excluding Hong Kong, Taiwan and Macau) (the “Territory”) during the term of this Agreement, subject to certain terms and conditions. CRGK may appoint sub-distributors of its choice in furtherance of this goal provided that CASI has been notified in writing and received the due diligence or any other information of the sub-distributor as CASI requests. CRGK agreed to use its best efforts to distribute and sell the Product to the maximum number of customers in the Territory.

The foregoing description of the Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Agreement that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

A copy of the press release of the Company announcing the Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement

As previously reported, on September 11, 2018, the Company entered into securities purchase agreements with certain institutional investors, accredited investors and current stockholders (the “Purchase Agreements”) in a $48.5 million private placement. The Company held its initial closing on September 24, 2018 and second closing on October 10, 2018. At those closings the Company issued 6,996,266 shares of common stock and warrants to purchase 671,641 shares of common stock for gross proceeds of approximately $37.5 million.

To date, the Company has been unable to collect the remaining $11 million of proceeds. Having considered the difficulties involved in enforcing the Purchase Agreements, including the costs associated therewith, current market and economic conditions, and the potential adverse effects collection actions could have on future financing efforts, management recommended and the Board of Directors authorized the Company to enter into an Agreement to Rescind and Terminate (the “Termination Agreements”) with each of the three remaining investors. Pursuant to the Termination Agreements, which are effective as of March 12, 2019, except to the extent performance had taken place thereunder, each of the parties agreed to terminate and rescind the Purchase Agreements. Each of the Company and the counterparty to the Purchase Agreement also agreed to release and discharge from each other any and all claims arising out of or related to the Purchase Agreement.

The description of the Termination Agreements is qualified in its entirety by reference to the form of Termination Agreement attached hereto as Exhibit 99.2, which is incorporated by reference herein.

Item 8.01.	Other Events.

On March 7, 2019, CASI Pharmaceuticals, Inc. (the “Company”) announced that it had received National Medical Products Administration (formerly, the China FDA) approval of the Company’s Clinical Trial Application to allow for a confirmatory clinical trial to evaluate the efficacy and safety of vinCRIStine sulfate LIPOSOME injection (MARQIBO®).

A copy of the press release of the Company announcing the approval is attached as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release dated March 13, 2019
Exhibit 99.2	Form of Termination Agreement
Exhibit 99.3	Press release dated March 7, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASI PHARMACEUTICALS, INC.
(Registrant)

/s/ George Chi
George Chi
Chief Financial Officer

March 13, 2019